Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277338, 333-270044, 333-263493 and 333-259618) on Form S-8 and the registration statement (No. 333-274368) on Form S-3ASR of our report dated February 13, 2025, with respect to the consolidated financial statements of Dutch Bros Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Portland, Oregon
February 13, 2025
Dutch Bros Inc.| Exhibit 23.1